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                                                                     EXHIBIT 2.1



                          PURCHASE AND SALE AGREEMENT
                     AND ASSIGNMENT OF PARTNERSHIP INTEREST


         This Purchase and Sale Agreement and Assignment of Partnership Interest (this "AGREEMENT") dated August 30, 1996, by and between TORCH ENERGY FINANCE FUND LIMITED PARTNERSHIP I, a Texas limited partnership ("SELLER") and SOUTHERN MINERAL CORPORATION, a Nevada corporation ("PURCHASER").

                             W I T N E S S E T H:

         WHEREAS, Seller is the sole limited partner and Purchaser is the sole general partner of SMC Development L.P., a Texas limited partnership (the "PARTNERSHIP"), formed pursuant to that certain Agreement of Limited Partnership (the "PARTNERSHIP AGREEMENT") dated January 5, 1996, by and between Purchaser and Seller; and

         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of Seller's right, title and interest in and to the Partnership; and

         WHEREAS, it is the intention of Purchaser to wind up and dissolve the Partnership subsequent to its purchase of Seller's interest in the Partnership.

         NOW, THEREFORE, in consideration of the premises, the considerations enumerated herein and the respective representations, warranties, and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                               PURCHASE AND SALE

         1.1 Conveyance and Transfer of Seller's Partnership Interests. Seller does hereby grant, sell, convey, transfer and assign to Purchaser, and Purchaser does hereby purchase all of Seller's right, title and interest in and to the Partnership ("SELLER'S PARTNERSHIP INTEREST"), upon the terms and subject to the conditions set forth in this Agreement.

         1.2 Purchase Price. The purchase price which Purchaser shall pay for the Seller's Partnership Interest is THREE MILLION DOLLARS ($3,000,000) (the "PURCHASE PRICE"). The Purchase Price shall be paid in immediately available funds no later than 5:00 p.m., Houston, Texas time, on August 30, 1996, by wire transfer to Texas Commerce Bank, ABA No. 113000609, Account No. 00101767227, Torch Energy Advisors, Inc., Ref. SMC Development Sale. If Purchaser fails to timely pay the Purchase Price, this Agreement shall become null and void and be of no further force or effect.




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                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser that as of the date hereof:

         2.1 Organization and Good Standing. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite partnership power and authority to execute and enter into this Agreement, to grant, sell, convey, assign and transfer Seller's Partnership Interest unto Purchaser and to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.2 No Violations. This Agreement and the execution and delivery hereof by Seller do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not conflict with, or require the consent of any person under, any of the terms or conditions of the governing documents of Seller, or any material agreement or other written obligation by which Seller is bound or to which any material portion of its assets is subject.

         2.3 No Default. Seller is not in default under any material agreement or other written obligation by which it is bound or to which any material portion of its assets or the Seller's Partnership Interest is subject.

         2.4 No Encumbrances. The Seller's Partnership Interest is free and clear of all Encumbrances.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller that as of the date hereof:

         3.1 Organization, Good Standing, Authority and Authorization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of all the terms and conditions herein to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the




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valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

         3.2 No Violations. This Agreement and the execution and delivery hereof by Purchaser do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not conflict with, or require the consent of any person under, any of the terms or conditions of the certificate of incorporation, or bylaws of Purchaser, or any material agreement or other written obligation by which Purchaser is bound or to which any material portion of its assets is subject.

         3.3 No Default. Purchaser is not in default under any material agreement or other written obligation by which it is bound or to which any material portion of its assets is subject.

         3.4 No Undisclosed Benefits. To Purchaser's knowledge, there is nothing in respect of the Partnership or its properties that is of material benefit to the value of Seller's Partnership Interest which has not been disclosed previously to Seller in writing.

                                   ARTICLE 4
                                MUTUAL RELEASES

         4.1 RELEASE OF PURCHASER BY SELLER. SELLER HEREBY RELEASES AND FOREVER DISCHARGES PURCHASER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, COSTS, EXPENSES, CAUSES OF ACTION AND JUDGMENTS OF ANY KIND OR CHARACTER WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THE PARTNERSHIP, INCLUDING BUT NOT LIMITED TO THOSE WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH ANY AND ALL ACTS OR OMISSIONS OF PURCHASER OR ANY OF THE ASSETS, LIABILITIES, OR OBLIGATIONS OF THE PARTNERSHIP AND INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF CONTRACT, TORT OR THE SOLE OR CONCURRENT NEGLIGENCE OF PURCHASER, STRICT LIABILITY OR ANY OTHER LEGAL THEORY, EXCLUDING, HOWEVER, ANY CLAIMS ARISING OUT OF PURCHASER'S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES IN ARTICLE III ABOVE OR OUT OF PURCHASER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         4.2 RELEASE OF SELLER BY PURCHASER. PURCHASER HEREBY RELEASES AND FOREVER DISCHARGES SELLER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, COSTS, EXPENSES, CAUSES OF ACTION AND JUDGMENTS OF ANY KIND OR CHARACTER WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THE PARTNERSHIP, INCLUDING BUT NOT LIMITED TO THOSE WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH ANY AND ALL ACTS OR OMISSIONS OF SELLER OR ANY OF THE ASSETS, LIABILITIES, OR OBLIGATIONS OF THE





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PARTNERSHIP AND INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF CONTRACT,
TORT OR THE SOLE OR CONCURRENT NEGLIGENCE OF SELLER, STRICT LIABILITY OR ANY OTHER LEGAL THEORY, EXCLUDING, HOWEVER, ANY CLAIMS ARISING OUT OF SELLER'S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES IN ARTICLE II ABOVE OR OUT OF SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                   ARTICLE 5
                                 MISCELLANEOUS

         5.1 Survival. This Agreement and the representations, warranties and covenants contained herein shall survive consummation of the transactions contemplated hereby.

         5.2 Exclusive Agreement. This Agreement supersedes all prior written or oral agreements between the parties with respect to the transactions contemplated herein, and is intended as a complete and exclusive statement of the terms of the agreement between the Purchaser and Seller with respect to the transactions contemplated herein.

         5.3 Choice of Law; Choice of Forum; Amendments; Headings. This Agreement shall be governed by the internal laws of the State of Texas, without giving effect to principles of conflicts of laws. This Agreement may not be changed or terminated orally. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such a "herein," "hereby," "hereto," and "hereof" refer to this Agreement as a whole. The term "include" and derivatives thereof are used in an illustrative sense and not a limitative sense.

         5.4 Assignments and Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No such assignment shall release any party of any of its obligations under this Agreement. Nothing in this Agreement shall entitle any person other than the parties hereto or their respective successors and assigns to any claim, cause of action, remedy or right of any kind.

         5.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely possible in an acceptable and legally enforceable manner, to the end that the transactions contemplated hereby may be completed to the extent possible.




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         5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same agreement.

         5.7 Further Assurances. Seller shall, and shall cause its affiliates to, execute, acknowledge and deliver all such further conveyances, transfer orders, division orders, notices, assumptions, releases and acquittances, and such other instruments, and shall take such further actions as may be necessary or appropriate to assure fully to Purchaser, its successors or assigns, all of the Seller's Partnership Interest intended to be conveyed to Purchaser by this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   --SELLER--

                                   TORCH ENERGY FINANCE FUND LIMITED
                                   PARTNERSHIP I

                                   By: TORCH ENERGY FINANCE COMPANY,
                                       GENERAL PARTNER


                                   By:
                                      -------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------


                                   --PURCHASER--

                                   SOUTHERN MINERAL CORPORATION



                                   By:
                                      -------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------




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